Exhibit 99.2

Edgewater Technology, Inc.
2011 Annual Meeting
Report of Matter Voted Upon by Stockholders

1.
The 2011 Annual Meeting of Stockholders of Edgewater Technology, Inc. (the “Company) was held at the Sheraton Colonial Boston North Hotel & Conference Center, One Audubon Road, Wakefield, Massachusetts, on June 8, 2011 commencing at 10:00 a.m. pursuant to notice properly given (the “Annual Meeting”).

2.
 At the close of business on April 11, 2011, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company were 12,463,364 shares of common stock, $0.01 par value.  Each of the outstanding shares was entitled to one vote on the matters to come before the Annual Meeting.

3.	At the Annual Meeting, 10,885,501, or 87%, of the Company’s issued and outstanding shares of common stock were represented in person or by proxy, constituting a quorum.

4.
At the Annual Meeting, each of the following nominees for director received the respective number of votes set forth opposite his or her name, constituting a plurality of the votes cast, and was duly elected as a director of the Company.

	Number of	Number of Votes	Broker
Nominee	Votes “FOR”	“WITHHELD”	Non-Votes

Shirley Singleton	7,833,952	45,157	3,006,392
Paul E. Flynn	7,816,924	62,185	3,006,392
Paul Guzzi	7,816,220	62,889	3,006,392
Nancy L. Leaming	7,811,890	67,219	3,006,392
Michael Loeb	7,720,231	158,878	3,006,392
Daniel O’Connell	7,816,277	62,832	3,006,392
Wayne Wilson	7,814,446	64,663	3,006,392

5.
The following table states the tally of the votes cast to approve the proposed amendment to the Edgewater Technology, Inc. 2008 Employee Stock Purchase Plan to increase the authorized shares under the Plan from 500,000 to 1,200,000.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes

7,588,253	288,411	2,445	3,006,392

6.	The following table states the tally of the votes cast with respect to the advisory vote to approve the Company’s executive compensation.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes

5,366,775	65,175	2,447,159	3,006,392

7.	The following table states the tally of the votes cast with respect to the advisory vote on the frequency of holding an advisory vote on executive compensation.

Votes “1 YEAR”	Votes “2 YEARS”	Votes “3 YEARS”	“ABSTAINING”	Broker Non-Votes

5,485,527	5,476	46,826	2,311,280	3,036,392

8.
The following table states the tally of the votes cast to ratify the appointment, as described in the Proxy Statement, of BDO USA, LLP as Edgewater’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes

10,864,679	12,765	8,057	0